                                                                     EXHIBIT 8.1

                               December 31, 1998



American Express Company
200 Vesey Street, 49th Floor
New York, NY 10285

Rockford Industries, Inc.
1851 East First Street, Suite 600
Santa Ana, California 92705

     Re: Federal Income Tax Consequences of Merger of RXP Acquisition Corporation, a Wholly Owned Subsidiary of American Express Company, with and into Rockford Industries, Inc.


Ladies and Gentlemen:

     We have acted as counsel to American Express Company ("American Express") in connection with the merger (the "Merger") of RXP Acquisition Corporation ("Subsidiary"), with and into Rockford Industries, Inc. ("Rockford"), pursuant to the Plan and Agreement of Merger dated as of November 9, 1998 (the "Agreement") by and among American Express, Subsidiary, and Rockford. As requested by American Express, we are hereby providing our opinion regarding certain of the federal income tax consequences of the Merger.

     We understand that our opinion will be filed as an exhibit to the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"). We hereby consent to such use of our opinion.

     Unless specified, capitalized terms used herein shall have the meanings assigned to them in the Proxy Statement-Prospectus included in the Registration Statement. All references herein to the Code are to the United States Internal Revenue Code of 1986, as amended.

                             INFORMATION RELIED ON
                             ---------------------

     In rendering the opinion expressed herein, we have examined such documents as we have deemed appropriate, including the Agreement and the Proxy Statement-Prospectus.

American Express Company
Rockford Industries, Inc.
December 31, 1998
Page 2


In our examination of documents, we have assumed, with your consent, that all documents submitted to us as photocopies or telecopies faithfully reproduce the originals thereof, that such originals are authentic, that all such documents have been or will be duly executed to the extent required, and that all statements set forth in such documents are accurate. We also have assumed, with your consent, that the Merger will be consummated in compliance with the material terms of the Agreement.

     We also have obtained such additional information and representations as we have deemed relevant and necessary through consultation with various representatives of American Express, Subsidiary and Rockford. Prior to the Effective Time, we expect to receive certificates from officers of American Express, Subsidiary and Rockford (the "Certificates") verifying certain relevant facts that have been represented to us or that we have assumed in rendering this opinion. We have assumed, with your consent, that the statements contained in the Certificates are true and correct on the date hereof and will be true and correct at the Effective Time, and that any representation made in any of the documents referred to herein "to the best of the knowledge and belief" (or with similar qualification) of any person is true and correct without such qualification. We have not attempted independently to verify such representations.

     Based upon the aforementioned consultations and Certificates, we have assumed that the following statements are true on the date hereof and will be true at the time of the Merger:

          1. The Merger will be consummated in compliance with the material terms of the Agreement and none of the material terms and conditions therein have been waived or modified and neither American Express nor Rockford has any plan or intention to waive or modify any such material term or condition.

          2. The fair market value of the American Express Common Stock and other consideration received by each Rockford stockholder will be approximately equal to the fair market value of the Rockford Common Stock surrendered in the Merger.

          3. Prior to the Effective Time, neither American Express nor any person related (as defined below) to American Express has acquired, or will acquire, any shares of Rockford stock for consideration other than American Express Common Stock in connection with

American Express Company
Rockford Industries, Inc.
December 31, 1998
Page 3


or in contemplation of the Merger. Neither American Express nor any person related to American Express has any plan or intention to acquire, in connection with the Merger, any shares of American Express Common Stock issued in the Merger or otherwise outstanding following the Merger. For purposes of the foregoing assumptions, a person is related to American Express if it is so related within the meaning of Treasury Regulation (S) 1.368-1(e)(3). In general, under such regulation, a person is deemed to be related to American Express if it is (i) a member of its affiliated group within the meaning of Section 1504 or
(ii) a corporation as to which American Express owns, actually or constructively (under the constructive ownership rules of Section 318, as modified by Section 304(c)(3)(B)), 50% or more of the total voting power or total value of all shares of all classes of stock of such corporation. Further, a person will be deemed related to American Express within the meaning of such regulation if such relationship exists either immediately before or immediately after such acquisition or arises in connection with the Merger. In applying such regulation, a person that is a partner in a partnership will be deemed to own or have acquired any stock that such partnership acquired in accordance with that partner's interest in the partnership.

          4. Neither Rockford nor any person related (as defined below) to Rockford has acquired, or will acquire, any shares of Rockford stock from the Rockford stockholders in connection with or in contemplation of the Merger. A person is deemed to be related to Rockford for purposes of this assumption if it is so related within the meaning of Temporary Treasury Regulation (S) 1.368-1T(e)(2)(ii). In general, under such regulation, a person is deemed to be related to Rockford if it is a corporation as to which Rockford owns, actually or constructively (under the constructive ownership rules of Section 318, as modified by Section 304(c)(3)(B)), 50% or more of the total voting power or total value of shares of all classes of stock of such corporation. Further, a person will be deemed related to Rockford within the meaning of such regulation if such relationship exists either immediately before or immediately after such acquisition. In applying such regulation, a person that is a partner in a partnership will be deemed to own or have acquired any stock that such partnership acquired in accordance with that partner's interest in the partnership.

          5. Following the Merger, Rockford will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Subsidiary's net assets and at least 70 percent of the fair market value of Subsidiary's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by Rockford or Subsidiary to dissenters, amounts paid by Rockford or Subsidiary to stockholders who receive cash or other property, amounts

American Express Company
Rockford Industries, Inc.
December 31, 1998
Page 4


used by Rockford or Subsidiary to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Rockford or Subsidiary will be included as assets of Rockford or Subsidiary, respectively, held immediately prior to the Merger.

          6. Prior to the Merger, American Express will directly own all of the outstanding shares of stock of Subsidiary.

          7. Rockford has no plan or intention to issue additional shares of its stock that would result in American Express acquiring or owning after the Merger less than 80 percent of the total combined voting power of all classes of Rockford stock entitled to vote and at least 80 percent of the total number of shares of all other classes of Rockford stock.

          8. American Express has no plan or intention to cause Rockford to issue additional shares of Rockford stock that would result in American Express (or a wholly owned subsidiary of American Express) owning after the Merger less than 80 percent of the total combined voting power of all classes of Rockford stock entitled to vote and at least 80 percent of the total number of shares of all other classes of Rockford stock.

          9. American Express has no plan or intention to liquidate Rockford; to merge Rockford with or into another corporation; to sell or otherwise dispose of any of the Rockford Common Stock except for a transfer to a corporation all of the stock of which is owned by American Express; or to cause Rockford to sell or otherwise dispose of any of its assets or any of the assets acquired from Subsidiary, except for dispositions made in the ordinary course of business or transfers that do not violate the continuity of business enterprise requirement of Treasury Regulation Section 1.368-1(d) in connection with the Merger.

          10. Subsidiary will have no liabilities at the time of the Merger, and will not transfer to Rockford any assets subject to liabilities in the transaction.

          11. Following the Merger, Rockford will continue its historic business or use a significant portion of its historic business assets in a business, within the meaning of Treasury Regulation Section 1.368-1(d).

          12. American Express, Subsidiary, Rockford, and the stockholders of Rockford will pay their respective expenses, if any, incurred in connection with the Merger.

          13. There is no intercorporate indebtedness existing between American Express and Rockford or between Subsidiary and Rockford that was or will be issued, acquired, or settled at a discount.

          14. In the Merger, American Express will acquire shares of Rockford Common Stock representing at least 80 percent of the total combined voting power of all classes of Rockford stock entitled to vote and at least 80 percent of the total number of shares of all other classes of Rockford stock, solely in exchange for voting stock of American Express. For

American Express Company
Rockford Industries, Inc.
December 31, 1998
Page 5


purposes of this representation, shares of Rockford Common Stock exchanged for cash or other property originating with American Express will be treated as outstanding Rockford Common Stock on the date of the Merger.

          15. At the time of the Merger, Rockford will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Rockford that, if exercised or converted, would affect American Express's acquisition or retention of Rockford Common Stock representing at least 80 percent of the total combined voting power of all classes of Rockford stock entitled to vote and at least 80 percent of the total number of shares of all other classes of Rockford stock.

          16. Neither American Express nor any subsidiary of American Express owns, directly or indirectly, nor has any such corporation owned during the past five years, directly or indirectly, any capital stock of Rockford.

          17. Neither Rockford, American Express, nor Subsidiary is a regulated investment company, a real estate investment trust, or a corporation 50 percent or more of the value of whose total assets (excluding cash, cash items, receivables and U.S. government securities) are stock or securities and 80 percent or more of the value of whose total assets are assets held for investment. For purposes of the 50 percent and 80 percent determinations under the preceding sentence, (a) stock and securities in any subsidiary corporation shall be disregarded, and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets; (b) a corporation shall be considered a subsidiary corporation for purposes of this paragraph if the parent owns 50 percent or more of the combined voting power of all classes of stock entitled to vote, or 50 percent or more of the total value of shares of all classes of stock outstanding; and (c) in general, under proposed Treasury regulations, a partner is treated as owning a ratable share of the fair market value of the assets of a partnership based on its interest therein, unless such interest is a less than 50% interest as a limited partner or a less than 50% interest as a "passive" general partner, in which event such interest will itself be treated as a "security."

          18. On the date of the Merger, the fair market value of the assets of Rockford will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

          19. Rockford is not under the jurisdiction of a court in a case under Title 11 of the United States Code or a receivership, foreclosure, or similar proceeding in a federal or state court.

          20. None of the compensation received by any stockholder-employees of Rockford in contemplation of or as a result of the Merger will be separate consideration for, or

American Express Company
Rockford Industries, Inc.
December 31, 1998
Page 6


allocable to, any of their shares of Rockford Common Stock; none of the shares of American Express Common Stock received by any stockholder-employees of Rockford in exchange for Rockford Common Stock in the Merger will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any stockholder-employees pursuant to the Merger will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

          21. The payment of cash in lieu of fractional shares of American Express Common Stock is solely for the purpose of avoiding the expense and inconvenience to American Express of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Rockford stockholders instead of issuing fractional shares of American Express Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to the Rockford stockholders in exchange for their shares of Rockford Common Stock. The fractional share interests of each Rockford stockholder will be aggregated and no Rockford stockholder will receive cash in an amount equal to or greater than the value of one full share of American Express Common Stock.

                                    OPINION
                                    -------

     Based upon the foregoing, it is our opinion that:

          (1) The Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code;

          (2) The exchange in the Merger of Rockford Common Stock for American Express Common Stock will not give rise to gain or loss to the Rockford stockholders;

          (3) The tax basis of the American Express Common Stock received in the Merger by a Rockford stockholder (including any fractional share interest) will be the same as the tax basis of the Rockford Common Stock exchanged for such American Express Common Stock;

          (4) The holding period for the American Express Common Stock received in the Merger by a Rockford stockholder will include the holding period of such stockholder in the Rockford Common Stock exchanged for such American Express Common Stock, provided that the Rockford Common Stock is held as a capital asset at the Effective Time; and

          (5) A Rockford stockholder who receives cash in lieu of a fractional share of

American Express Company
Rockford Industries, Inc.
December 31, 1998
Page 7


American Express Common Stock will recognize gain or loss equal to the difference between such cash amount and the stockholder's basis in the fractional share interest; and

          (6) A Rockford stockholder who exercises his dissenters rights with respect to his shares and who receives payment in cash for the "fair value" of his Rockford Common Stock will be treated as having exchanged such stock in a redemption subject to Section 302 of the Code, and the Rockford stockholder generally will recognize capital gain or loss in such exchange equal to the difference between the cash received and the tax basis of such stock.

     The opinion expressed herein is based upon existing statutory, regulatory, and judicial authority, any of which may be changed at any time with retroactive effect. In addition, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the statements set out herein that we have assumed to be true on the day hereof and at the Effective Time. Our opinion cannot be relied upon if any of the material facts contained in such documents or in any such additional information is, or later becomes, inaccurate or if any of the material statements set out herein is, or later becomes, inaccurate. Finally, our opinion is limited to the tax matters specifically covered thereby, and we have not been asked to address herein, nor have we addressed herein, any other tax consequences of the Merger.

                                  Very truly yours,



                                  KING & SPALDING